EXHIBIT 11


                        MICRO COMPONENT TECHNOLOGY, INC.

                                    FORM 10-K

                     COMPUTATION OF EARNINGS PER COMMON AND
                             COMMON EQUIVALENT SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

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

                                                                                  June 29,
                                                                                    1996
                                                                                  --------
PRIMARY
Income applicable to common and common equivalent shares - primary                 $3,220
                                                                                   ======
Weighted average number of shares outstanding during the period                     6,513
Shares issuable on exercise of stock options and warrants less shares
   repurchasable from the proceeds                                                    417
Shares issuable on conversion of preferred stock                                      316
                                                                                   ------
Common and common equivalent shares - primary                                       7,246
                                                                                   ======
Income per common share - primary                                                  $ 0.44
                                                                                   ======


FULLY DILUTED

Income applicable to common and common equivalent shares - fully diluted           $3,220
                                                                                   ======

Common and common equivalent shares - primary                                       7,246
Shares issuable on exercise of stock options and warrants less shares
   repurchasable from the proceeds                                                   --
                                                                                   ------
Common and common equivalent shares - fully diluted                                 7,246
                                                                                   ======
Income per common share - fully diluted                                            $ 0.44
                                                                                   ======

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